FOR IMMEDIATE RELEASE

DATE:         July 27, 2009
CONTACT:      Joseph F. Conners
              Executive Vice President and Chief Financial Officer
PHONE:        (215) 864-6000


BENEFICIAL MUTUAL BANCORP, INC. ANNOUNCES SECOND QUARTER 2009 RESULTS

PHILADELPHIA, PENNSYLVANIA, July 27, 2009 -- Beneficial Mutual Bancorp, Inc. ("Beneficial") (NASDAQGS: BNCL), the parent company of Beneficial Bank (the "Bank"), today announced its financial results for the three and six months ended June 30, 2009.

For the three months ended June 30, 2009, Beneficial recorded a loss of $50 thousand, or $0.00 per share, compared to net income of $5.1 million, or $0.07 per share for the three months ended March 31, 2009. The decline in earnings resulted primarily from increased credit costs and increased FDIC deposit insurance expenses, including a special assessment imposed by the FDIC during the second quarter. In the three months ended June 30, 2008, Beneficial earned $9.1 million, or $0.11 per share, including a pension curtailment gain of $7.3 million. Year to date through June 30, 2009, Beneficial has recorded earnings of $5.1 million, or $0.07 per share.

"The second quarter of 2009 presented significant challenges and opportunities for Beneficial," said Gerard Cuddy, Beneficial's President and CEO. "We're meeting the challenges presented by the current economic weakness head on, while capitalizing on opportunities for loan growth and expansion of our relationship-based core deposits. While increased credit costs and the FDIC special assessment adversely impacted our quarterly results, we remain confident in the strength of our balance sheet, operating performance, and our sound capital position. And we are even more encouraged by our outstanding employees as they help our customers do the right thing financially."

Highlights for the quarter included:

        o Deposits increased by $119.1 million, or 4.1%, to $3.0 billion at June 30, 2009, up from $2.9 billion at March 31, 2009.

        o Total loans outstanding increased to $2.7 billion during the quarter ended June 30, 2009, up from $2.5 billion at March 31, 2009.

        o Net interest income for the three months ended June 30, 2009 increased to $30.4 million from $29.4 million for the three months ended March 31, 2009, an increase of $0.9 million or 3.2%.

        o The provision for loan losses increased $4.1 million for the three months ended June 30, 2009 to $7.1 million, up from $3.0 million for the three months ended March 31, 2009.

        o FDIC deposit insurance expense increased $2.4 million during the quarter ended June 30, 2009 to $2.9 million, compared to $0.5 million recorded for the quarter ended March 31, 2009. The increase included a special assessment expense of $1.9 million.

Balance Sheet
-------------

Total assets increased $136.3 million, or 3.4%, from March 31, 2009, to $4.2 billion at June 30, 2009. The increase in total assets was primarily due to an increase in total loans outstanding of $150.7 million partially offset by an increase in the allowance for loan losses of $5.9 million. Commercial, consumer and residential real estate loan portfolios all experienced growth during the quarter ended June 30, 2009.

Total deposits increased $119.1 million, or 4.1%, to $3.0 billion at June 30, 2009, compared to $2.9 billion at March 31, 2009. The largest contributor to this increase was growth in core deposits of $152.0 million to $2.0 billion at June 30, 2009, up from $1.9 billion at March 31, 2009. Core deposits grew in all categories with the largest growth in municipal checking accounts, which increased 23.4% from $370.6 million at March 31, 2009, to $457.5 million at June 30, 2009.

At June 30, 2009, Beneficial's stockholders' equity equaled $620.2 million, or 14.8% of total assets, compared to stockholders' equity of $620.3 million, or 15.3% of total assets at March 31, 2009.

Asset Quality
-------------

Nonperforming loans totaled $80.5 million, or 1.9% of total assets, at June 30, 2009, compared to $38.3 million, or 0.9% of total assets at March 31, 2009. At June 30, 2009, nonperforming loans consisted of $55.4 million in commercial loans, $18.5 million in residential real estate loans and $6.6 million in consumer loans. Net charge-offs during the three-month period ended June 30, 2009 were $1.2 million, compared to $2.6 million during the three months ended March 31, 2009. The allowance for loan losses at June 30, 2009 totaled $43.2 million, or 1.6% of total loans outstanding, compared to $37.3 million, or 1.4% of total loans outstanding at March 31, 2009.

The Bank recorded a provision for loan losses of $7.1 million during the three months ended June 30, 2009, compared to a provision of $3.0 million for the quarter ended March 31, 2009. The provision for the second quarter of 2009 included $6.2 million related to specific commercial loans, with the remainder related to the ongoing evaluation of risk factors applied to the loan portfolio, reflecting the continued weakness in the economic environment during the quarter.

Net Interest Income
-------------------

Beneficial's net interest income increased $0.9 million, or 3.2%, to $30.4 million for the quarter ended June 30, 2009, compared to $29.5 million for quarter ended March 31, 2009, and increased by $2.4 million, or 8.4%, compared to net interest income for the three months ended June 30, 2008.

The net interest margin increased to 3.24% for the three months ended June 30, 2009, an increase of 2 basis points from the three months ended March 31, 2009, as the decrease in interest cost exceeded the decline in the yield on interest bearing liabilities. For the quarter ended June 30, 2008, the Bank reported a net interest margin of 3.31%.

Non-interest Income
-------------------

Non-interest income declined to $6.1 million for the three months ended June 30, 2009, down $1.9 million from the $8.0 million recorded for the first quarter of 2009. The decrease in non-interest income for the quarter ended June 30, 2009 was primarily due to a decrease in insurance commission income of $1.0 million and a decrease in gains on the sale of securities of $0.3 million from the quarter ended March 31, 2009. Compared to the quarter ended June 30, 2008, non-interest income rose $0.2 million or 3.5%.

Non-interest Expense
--------------------

Non-interest expense was $29.8 million for the three months ended June 30, 2009, up $1.3 million, or 4.6%, from $28.4 million for the three months ended March 31, 2009. The largest factor contributing to this increase was the expense recorded for FDIC deposit insurance assessments of $2.9 million offset by decreases in other operating expenses. Compared to the quarter ended June 30, 2008, non-interest expense increased $11.1 million, or 59.6%. During the quarter ended June 30, 2008, Beneficial recorded a pension curtailment gain of $7.3 million.

About Beneficial Mutual Bancorp, Inc.
-------------------------------------

Beneficial is a community-based, diversified financial services company providing consumer and commercial banking services. Its principal subsidiary, Beneficial Bank, has served individuals and businesses in the Delaware Valley area since 1853. The Bank is the oldest and largest bank headquartered in Philadelphia, Pennsylvania, with 68 offices in the greater Philadelphia and South Jersey regions. Insurance services are offered through the Beneficial Insurance Services, LLC and wealth management services are offered through the Beneficial Advisors, LLC, both wholly owned subsidiaries of the Bank. For more information about the Bank and Beneficial, please visit www.thebeneficial.com.

Forward Looking Statements
--------------------------

This news release may contain forward-looking statements, which can be identified by the use of words such as "believes," "expects," "anticipates," "estimates" or similar expressions. Such forward-looking statements and all other statements that are not historic facts are subject to risks and uncertainties which could cause actual results to differ materially from those currently anticipated due to a number of factors. These factors include, but are not limited to, general economic conditions, changes in the interest rate environment, legislative or regulatory changes that may adversely affect our business, changes in accounting policies and practices, changes in competition and demand for financial services, adverse changes in the securities markets, changes in deposit flows and changes in the quality or composition of Beneficial's loan or investment portfolios. Additionally, other risks and uncertainties may be described in Beneficial's Annual Report on Form 10-K, its Quarterly Reports on Form 10-Q or its other reports as filed with the Securities and Exchange Commission, which are available through the SEC's website at www.sec.gov. Should one or more of these risks materialize, actual results may vary from those anticipated, estimated or projected. Readers are cautioned not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. Except as may be required by applicable law or regulation, Beneficial assumes no obligation to update any forward-looking statements.


BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Financial Condition
(Dollars in thousands, except share amounts)
                                                                      June 30,       March 31,    December 31,     June 30,
                                                                       2009           2009           2008           2008
                                                                  --------------  ------------ --------------- -------------
ASSETS:
  Cash and Cash Equivalents:
     Cash and due from banks                                         $   41,989    $   72,996      $   44,380    $   46,373
     Interest-bearing deposits                                              237           250               9           238
     Federal funds sold                                                      --            --              --           131
                                                                     ----------    ----------      ----------    ----------
               Total cash and cash equivalents                           42,226        73,246          44,389        46,742

  Investment Securities:
     Available-for-sale (amortized cost of $1,044,000 and
       $1,017,591 at June 30, and March 31, 2009 and $1,095,252
       and $1,050,513 at December 31 and June 30, 2008,
       respectively)                                                  1,066,615     1,041,614       1,114,086     1,041,424
     Held-to-maturity (estimated fair value of $59,733 and
      $65,872 at March 31 and June 30, 2009 and $77,369 and
      $87,311 at December 31 and June 30, 2008, respectively)            58,086        64,062          76,014        88,159
     Federal Home Loan Bank stock, at cost                               28,068        28,068          28,068        22,112
                                                                     ----------    ----------      ----------    ----------
               Total investment securities                            1,152,769     1,133,744       1,218,168     1,151,695
                                                                     ----------    ----------      ----------    ----------

  Loans:                                                              2,694,971     2,544,278       2,424,582     2,234,252
     Allowance for loan losses                                          (43,235)      (37,345)        (36,905)      (22,539)
                                                                     ----------    ----------      ----------    ----------
               Net loans                                              2,651,736     2,506,933       2,387,677     2,211,713

  Accrued Interest Receivable                                            17,972        18,186          17,543        16,265

  Bank Premises and Equipment, net                                       77,691        78,328          78,490        78,192

  Other Assets:
     Goodwill                                                           111,462       111,462         111,462       110,440
     Bank owned life insurance                                           31,589        31,216          30,850        30,117
     Other intangibles                                                   22,203        23,094          23,985        25,799
     Other assets                                                        78,163        73,287          89,486        76,969
                                                                     ----------    ----------      ----------    ----------
               Total other assets                                       243,417       239,059         255,783       243,325
                                                                     ----------    ----------      ----------    ----------

Total Assets                                                         $4,185,811    $4,049,496      $4,002,050    $3,747,932
                                                                     ==========    ==========      ==========    ==========

LIABILITIES AND STOCKHOLDERS' EQUITY:
  Liabilities:
     Deposits:
          Non-interest bearing deposits                              $  248,487    $  243,845      $  226,382      $228,531
          Interest bearing deposits                                   2,789,529     2,675,109       2,515,297     2,372,797
                                                                     ----------    ----------      ----------    ----------
               Total deposits                                         3,038,016     2,918,954       2,741,679     2,601,328
          Borrowed funds                                                443,611       443,687         580,054       471,788
       Other liabilities                                                 83,940        66,544          69,777        57,238
                                                                     ----------    ----------      ----------    ----------
               Total liabilities                                      3,565,567     3,429,185       3,391,510     3,130,354
                                                                     ----------    ----------      ----------    ----------

Commitments and Contingencies
  Stockholders' Equity:
   Preferred Stock - $.01 par value, 100,000,000 shares
     authorized, none issued or outstanding as of June 30
     and March 31, 2009 and December 31 and June 30, 2008                    --            --              --            --
   Common Stock - $.01 par value, 300,000,000 shares
     authorized, 82,264,457 shares issued and outstanding as
     of June 30 and March 31, 2009 and December 31 and June 30, 2008        823           823             823           823
   Additional paid-in capital                                           343,885       343,093         342,420       360,156
   Unearned common stock held by employee stock ownership plan          (26,990)      (27,609)        (28,510)      (29,829)
   Retained earnings (partially restricted)                             301,184       301,234         296,106       294,723
   Accumulated other comprehensive gain (loss), net                       3,817         4,618            (299)       (8,295)
   Treasury stock, at cost, 283,204 and 211,904 shares, at
   June 30 and March 31, 2009 and 0 shares at December 31
     and June 30, 2008                                                   (2,475)       (1,848)             --            --
                                                                     ----------    ----------      ----------    ----------
               Total stockholders' equity                               620,244       620,311         610,540       617,578
                                                                     ----------    ----------      ----------    ----------

Total Liabilities and Stockholders' Equity                           $4,185,811    $4,049,496      $4,002,050    $3,747,932
                                                                     ==========    ==========      ==========    ==========

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
BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Unaudited Consolidated Statements of Operations
(Dollars in thousands, except per share amounts)
                                                                         For the Three Months          For the Six Months
                                                                            Ended June 30,               Ended June 30,
                                                                        2009           2008           2009           2008
                                                                    -------------- -------------- -------------- --------------
INTEREST INCOME:
  Interest and fees on loans                                          $    33,921  $    32,698      $    67,278    $    65,193
  Interest on federal funds sold                                               --          146                2            507
  Interest and dividends on investment securities:
     Taxable                                                               12,389       14,657           26,002         29,676
     Tax-exempt                                                               650          369            1,206            736
                                                                      -----------  -----------      -----------    -----------
                    Total interest income                                  46,960       47,870           94,488         96,112
                                                                      -----------  -----------      -----------    -----------
INTEREST EXPENSE:
  Interest on deposits:
     Interest bearing checking accounts                                     2,113        1,235            4,096          2,521
     Money market and savings deposits                                      2,703        3,664            6,154          7,421
     Time deposits                                                          7,037       10,082           14,984         21,228
                                                                      -----------  -----------      -----------    -----------
               Total                                                       11,853       14,981           25,234         31,170

  Interest on borrowed funds                                                4,691        4,832            9,359          9,766
                                                                      -----------  -----------      -----------    -----------

                     Total interest expense                                16,544       19,813           34,593         40,936
                                                                      -----------  -----------      -----------    -----------
Net interest income                                                        30,416       28,057           59,895         55,176

Provision for loan losses                                                   7,100        2,300           10,100          2,600
                                                                      -----------  -----------      -----------    -----------

Net interest income after provision for loan losses                        23,316       25,757           49,795         52,576
                                                                      -----------  -----------      -----------    -----------

NON-INTEREST INCOME:
     Insurance commission and related income                                1,715        1,876            4,463          5,141
     Service charges and other income                                       3,111        4,388            6,762          8,330

     Impairment charge on securities available for sale                        --         (473)          (1,230)          (473)
     Gain on sale of investment securities available for sale               1,316          143            4,165            271
                                                                      -----------  -----------      -----------    -----------
                Total non-interest income                                   6,142        5,934           14,160         13,269
                                                                      -----------  -----------      -----------    -----------
NON-INTEREST EXPENSE:
     Salaries and employee benefits                                        14,007       13,157           28,282         26,150
     Pension curtailment                                                       --       (7,289)              --         (7,289)
     Occupancy                                                              2,899        2,812            6,102          5,758
     Depreciation, amortization and maintenance                             2,220        2,047            4,448          4,022
     Advertising                                                            1,238        1,214            2,987          2,325
     Amortization of intangible                                               890        1,654            1,782          3,400
     Other                                                                  8,498        5,045           14,589         10,166
                                                                      -----------  -----------      -----------    -----------
               Total non-interest expense                                  29,752       18,640           58,190         44,532
                                                                      -----------  -----------      -----------    -----------

(Loss) Income before income taxes                                            (294)      13,051            5,765         21,313
                                                                      -----------  -----------      -----------    -----------

Income tax (benefit) expense                                                 (244)       3,950              687          6,150
                                                                      -----------  -----------      -----------    -----------

NET (LOSS) INCOME                                                     $       (50) $     9,101      $     5,078    $    15,163
                                                                      -----------  -----------      -----------    -----------

(LOSS) EARNINGS PER  SHARE - Basic                                    $      0.00  $      0.11      $      0.07    $      0.19
(LOSS) EARNINGS PER  SHARE - Diluted                                  $      0.00  $      0.06      $      0.07    $      0.19

Average common shares outstanding - Basic                              77,678,961   79,255,114       77,717,407     79,235,030
Average common shares outstanding - Diluted                            77,678,961   79,255,114       77,726,194     79,235,030


BENEFICIAL MUTUAL BANCORP, INC. AND SUBSIDIARIES
Selected Consolidated Financial and Other Data of the Company (Unaudited)
(Dollars in thousands)

                                                          June 30,          March 31        December 31,          June 30,
                                                            2009              2009              2008                2008
                                                       ---------------   ----------------  ----------------    ----------------
ASSET QUALITY INDICATORS:
  Non-performing assets:
       Non-accruing loans                                  $ 53,557           $20,706           $17,163            $ 3,406
       Accruing loans past due 90 days or more               26,935            17,550            20,883             12,284
                                                       ---------------   ----------------  ----------------    ----------------
           Total non-performing loans                        80,492            38,256            38,046             15,690

Troubled debt restructurings                                 17,888            16,467            16,442                 --
Real estate owned                                             7,306             6,316             6,297              7,439
                                                       ---------------   ----------------  ----------------    ----------------

             Total non-performing assets                   $105,686           $61,039           $60,785            $23,129
                                                       ===============   ================  ================    ================

Non-performing loans to total loans                            2.99%             1.50%             1.57%              0.70%

Non-performing loans to total assets                           1.92%             0.94%             0.95%              0.42%

Non-performing assets to total assets                          2.52%             1.51%             1.52%              0.62%

Non-performing assets less accruing loans
  Past due 90 days or more to total assets                     1.88%             1.07%             1.00%              0.29%

                                                            For the Three Months             For the Six Months
                                                               Ended June 30,                  Ended June 30,

                                                            2009           2008             2009            2008
                                                        -----------    ------------     ------------    ------------
        PERFORMANCE RATIOS:
        (annualized)
        Return on average assets                            (0.00%)           0.98%            0.22%           0.82%
        Return on average equity                            (0.03%)           5.98%            1.47%           4.91%
        Net interest margin                                  3.24%            3.31%            3.23%           3.31%